Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-287166, 333-279183, 333-271352, 333-268249, 333-261177 and 333-259088) of VTEX of our report dated February 26, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/PricewaterhouseCoopers Auditores Independentes Ltda.

Rio de Janeiro, Brazil

February 26, 2026